AUBURN NATIONAL
BANCORPORATION,
INC AND SUBSIDIARIES
EXHIBIT 32.1
CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Auburn National Bancorporation,
Inc. (the “Company”) on Form 10-K for the
period ending December 31, 2025, as filed with the Securities and Exchange
Commission as of the date hereof (the
“Report”), I, David A. Hedges, President and Chief Executive Officer,
certify, pursuant to 18 U.S.C. §
1350, as adopted
pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)
The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act
of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and
results of operations of the Company.
Date: March 17, 2026
/s/ David A. Hedges
David A. Hedges
President and CEO
This certification accompanies this Annual Report and shall not be deemed
“filed” for purposes of Section 18 of the
Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.
This certification will not be deemed
to be incorporated by reference into any filing under the Securities Exchange
Act of 1934, except to the extent that the
registrant specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Auburn
National Bancorporation, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.